 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 19, 2012

 INTERNATIONAL GAME TECHNOLOGY

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-10684	88-0173041

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6355 South Buffalo Drive, Las Vegas, Nevada  89113
(Address of Principal Executive Offices) (Zip Code)

 (702) 669-7777
(Registrant’s Telephone Number, Including Area Code)

 N/A
(Former Name or Former Address, if Changed Since Last Report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01         Other Events.

On December 19, 2012, International Game Technology (the “Company”) issued a press release announcing the completion of its $400 million accelerated stock buyback transaction pursuant to the accelerated stock buyback agreement (the “ASB Agreement”), dated June 13, 2012, with Goldman, Sachs & Co., which was previously announced on June 14, 2012. The aggregate number of shares repurchased by the Company under the ASB Agreement was 30.3 million shares at an average price of $13.22 per share, representing over 10% of the total shares outstanding when the program commenced.

A copy of the press release regarding the completion of the stock buyback transaction is furnished with this Form 8-K and attached hereto as Exhibit 99.1.  Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01         Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description
99.1	Press Release dated December 19, 2012

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

December 19, 2012	By:	/s/ John M. Vandemore
John M. Vandemore Chief Financial Officer and Treasurer

Exhibit Index

Exhibit Number	Description
99.1	Press Release dated December 19, 2012